                                                          EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference of our report dated February 14, 1995 (which includes an explanatory paragraph regarding the Company's change in method of accounting for postemployment benefits in 1994, the Company's change in method of accounting for income taxes in 1993 and the Company's change in method of accounting for the cost of postretirement health care and life insurance benefits in 1992) on our audits of the consolidated financial statements and of our report dated February 14, 1995 on our audits of the financial statement schedule of Sun Company, Inc. and subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which reports are included or incorporated by reference in this Annual Report on Form 10-K, in the following registration statements:

          Sun Company, Inc. Capital Accumulation Plan Form S-8
          Registration Statement (Registration No. 33-9931);

          Sun Company, Inc. Long-Term Incentive Plan Form S-8
          Registration Statement (Registration No. 33-10055);

          Sun Company, Inc. & Subsidiaries Stock Supplement Plan
          Form S-8 Registration Statement (Registration
          No. 2-53283);

          Sun Company, Inc. Executive Long-Term Stock Investment
          Plan Form S-8 Registration Statement (Registration
          No. 33-44059);

          Sun Company, Inc. Employee Option Plan Form S-8
          Registration Statement (Registration No. 33-49275);

          Sun Company, Inc. Form S-3 Registration Statement
          (Registration No. 33-53717);

          Sun Company, Inc. Dividend Reinvestment Plan Form S-3
          Registration Statement (Registration No. 33-52615); and

          Sun Company, Inc. Form S-3 Registration Statement
          (Registration No. 33-56317).



                                          Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, PA  19103
March 2, 1995